Exhibit 99.1

BIMI International Medical Inc. Announces First Quarter 2023 Financial Results

NEW YORK, May 22, 2023 — BIMI International Medical Inc. (the “Company”), a leading medical solutions provider, today announced its financial results for the three months ended March 31, 2023. The Company reported a significant decrease in net losses and notable improvements in working capital, underlining the ongoing success of its business strategy and operational effectiveness.

Revenues for the three months ended March 31, 2023 and 2022 were $3,197,637 and $2,714,711, respectively. The revenues for the three months ended March 31, 2023 were primarily attributable to the revenues from sales of healthcare products by Phenix Bio Inc., a newly acquired subsidiary, and  from the wholesale sales of generic drugs and medical devices. The $482,926 increase in revenues is mainly due to the $2,022,508 of sales of healthcare products by Phenix. Revenues for both periods exclude the operations of the Company’s Zhongshan, Qiangsheng, Eurasia and Minkang hospitals, that are held for sale and accounted for separately.

For the three months ended March 31, 2023, BIMI reported a net loss of $883,764, a 70.32% decrease from the net loss of $2,975,642 for the same period in 2022.

The Company also reported changes in its cash position and working capital. From December 31, 2022, to March 31, 2023, BIMI experienced a decrease in cash of approximately 26.01%, from $2,336,636 to $1,730,063. However, the Company's net working capital saw a considerable increase during this period, transitioning from a negative $2,126,672 to a positive $2,369,321, representing a change of approximately +211.42%.

"We are delighted with the initial contribution from Phenix Bio Inc., and we look forward to its continued positive impact on our revenue stream," said Mr. Tiewei Song, the CEO of BIMI International Medical Inc.

About BIMI International Medical Inc.

BIMI International Medical Inc. is a healthcare products and services provider, offering a broad range of healthcare products and related services and operates five private hospitals in China. For more information, please visit www.usbimi.com.

Safe Harbor Statement

Certain matters discussed in this news release are forward-looking statements that involve a number of risks and uncertainties including, but not limited to, the Company’s ability to achieve profitable operations, its ability to continue to operate as a going concern, its ability to continue to meet NASDAQ continued listing requirements, the effects of the spread of COVID-19, the demand for the Company’s products and services in the People’s Republic of China, general economic conditions and other risk factors detailed in the Company’s annual report and other filings with the United States Securities and Exchange Commission.

Investor Relations Contact

Investor Relations Department of BIMI International Medical Inc.

Email: vinson@usbimi.com
Tel: +1 949 981 6274

BIMI INTERNATIONAL MEDICAL, INC. AND ITS SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

	March 31,	December 31,
	2023	2022
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$1,730,063	$2,336,636
Accounts receivable, net	3,915,373	3,208,286
Advances to suppliers	7,260,331	6,589,759
Inventories, net	8,465,313	7,654,242
Prepayments and other receivables	1,363,675	1,347,079
Current assets from discontinued operations-held for sale	2,243,316	2,099,673
Total current assets	24,978,071	23,235,675

NON-CURRENT ASSETS
Deferred tax assets	192,703	190,132
Property, plant and equipment, net	1,791,503	1,703,420
Intangible assets-net	512,235	16,183
Operating lease-right of use assets	3,028,518	2,942,265
Goodwill	2,065,666	2,065,666
Long-term investment	-	1,800,000
Non-current assets from discontinued operations-held for sale	3,704,990	3,761,149
Total non-current assets	11,295,615	12,478,815

TOTAL ASSETS	$36,273,686	$35,714,490

LIABILITIES AND EQUITY
CURRENT LIABILITIES
Short-term loans	$ 829 ,489	$818,425
Long-term loans due within one year	163,183	105,965
Convertible promissory notes, net	773,985	1,108,785
Accounts payable, trade	10,093,270	10,785,531
Advances from customers	1,149,438	923,131
Amount due to related parties	2,519,803	4,600,441
Taxes payable	22,075	71,915
Other payables and accrued liabilities	3,099,929	3,175,574
Lease liability-current	665,115	532,630
Current liabilities from discontinued operations-held for sale	3,292,463	3,239,950
Total current liabilities	22,608,750	25,362,347

NON-CURRENT LIABILITIES
Lease liability -non-current	2,587,353	2,574,751
Long-term loans - non-current	160,077	314,786
Non-current liabilities from discontinued operations-held for sale	2,298,314	2,245,373
Total non-current liabilities	5,045,744	5,134,910

TOTAL LIABILITIES	27,654,494	30,497,257

STOCKHOLDERS’ EQUITY
Common stock, $0.001 par value; 200,000,000 shares authorized; 4,034,780 and 3,764,780 shares issued and outstanding as of March 31, 2023 and December 31, 2022, respectively *	4,035	3,765
Additional paid-in capital	77,424,486	71,899,271
Statutory reserves	2,263,857	2,263,857
Accumulated deficit	(71,027,106)	(70,143,785)
Accumulated other comprehensive income (loss)	(1,059,889)	24,583
Total BIMI International Medical Inc.’s equity	7,605,383	4,047,691

NON-CONTROLLING INTERESTS	1,013,809	1,169,542

Total stockholders’ equity	8,619,192	5,217,233

Total liabilities and stockholders’ equity	$36,273,686	$35,714,490

BIMI INTERNATIONAL MEDICAL, INC. AND ITS SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(UNAUDITED)

	For three months ended March 31,
	2023	2022
REVENUES	3,197,637	2,714,711

COST OF REVENUES	1,507,396	2,342,367

GROSS PROFIT	1,690,241	372,344

OPERATING EXPENSES:
Sales and marketing	256,158	345,564
General and administrative	853,337	2,176,482
Impairment loss of goodwill	-	-
Total operating expenses	1,109,495	2,522,046

INCOME/(LOSS) FROM OPERATIONS	580,746	(2,149,702)

OTHER INCOME (EXPENSE)
Interest income	261	146
Interest expense	(35,299)	(48,136)
Exchange gains/loss	2,125	(3,266)
Amortization of convertible notes	-	(771,124)
Other expense	(1,408,468)	(631)
Total other income (expense), net	(1,441,381)	(823,011)

LOSS BEFORE INCOME TAXES	(860,635)	(2,972,713)

PROVISION FOR INCOME TAXES	-	2,929

NET LOSS FROM CONTINUING OPERATIONS	(860,635)	(2,975,642)

DISCONTINUED OPERATIONS
Loss from operations of discontinued operations-held for sale	23,129	-
NET LOSS	(883,764)	(2,975,642)
Less: net income (loss) attributable to non-controlling interest	443	(1,082)
NET LOSS ATTRIBUTABLE TO BIMI INTERNATIONAL MEDICAL INC.	$(884,207)	$(2,974,560)

OTHER COMPREHENSIVE LOSS
Foreign currency translation adjustment	(1,084,472)	(550,080)

TOTAL COMPREHENSIVE LOSS	(1,968,236)	(3,525,722)
Less: comprehensive loss attributable to non-controlling interests	(896,867)	(24,974)
COMPREHENSIVE LOSS ATTRIBUTABLE TO BIMI INTERNATIONAL MEDICAL INC.	$(1,071,369)	$(3,500,748)

WEIGHTED AVERAGE NUMBER OF COMMON SHARES
Basic and diluted	3,834,443	10,087,665

LOSS PER SHARE
Continuing operation-Basic and diluted	$(0.22)	$(0.29)
Discontinued operation-Basic and diluted	$(0.01)	$-
Basic and diluted	$(0.23)	$(0.29)

BIMI INTERNATIONAL MEDICAL, INC. AND ITS SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	For the three months ended March 31,
	2023	2022
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(883,764)	$(2,975,642)
Adjustments to reconcile net loss to cash used in operating activities:
Depreciation and amortization	53,800	89,159
Inventories impairment reserve	27,975	-
Allowance for doubtful accounts	-	(584)
Profit/Loss on disposal of discontinuing operations and subsidiaries	(1,338,666)	-
Amortization of discount of convertible promissory notes	-	771,124

Change in operating assets and liabilities
Accounts receivable	287,763	901,465
Advances to suppliers	4,982,127	(1,387,694)
Prepayments and other receivables	(11,164)	1,416,960
Inventories	(84,382)	862,481
Operating lease-right of use assets	(1,510,111)	3,187,153
Accounts payable, trade	(673,409)	(2,859,880)
Advances from customers	226,307	479,832
Operating lease liabilities	1,861,441	(3,315,170)
Taxes payable	(52,411)	(322,917)
Other payables and accrued liabilities	(67,683)	(2,271,842)
Net cash provided by (used in) operating activities	2,817,823	(5,425,555)

CASH FLOWS FROM INVESTING ACTIVITIES:
Discontinued operations-disposal of Zhuoda	-	(273,363)
Discontinued operations-held for sale of Minkang, Eurasia, Qiangsheng and Zhongshan Hospitals	-	1,951,652
Purchase of property, plant, and equipment	-	-
Net cash (used in) provided by investing activities	-	1,678,289
	-	-
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from short-term loan	11,064	-
Repayment of long-term loan	(154,709)	(191,530)
Net proceeds from issuance of convertible promissory notes	-	-
Repayment of short-term loans	-	(1,027,522)
Proceeds from long-term loan	57,218	-
Amount financed from/(to) related parties	(2,080,638)	424,085
Net cash used in financing activities	(2,167,065)	(794,967)

EFFECT OF EXCHANGE RATE ON CASH	(1,257,331)	981,932

NET DECREASE IN CASH AND CASH EQUIVALENTS	(606,573)	(3,560,301)
CASH AND CASH EQUIVALENTS, beginning of period	2,336,636	4,797,849
CASH AND CASH EQUIVALENTS, end of period	$1,730,063	$1,237,548

SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid for income tax	$-	$428,753
Cash paid for interest expense, net of capitalized interest	$20,408	$163,883

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